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                                                                  EXHIBIT 1


                                  $125,000,000

                             ANKER COAL GROUP, INC.

                      9 3/4% Series A Senior Notes due 2007

                               PURCHASE AGREEMENT

                                                              September 22, 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CHASE SECURITIES INC.
c/o Donaldson, Lufkin & Jenrette
 Securities Corporation
227 Park Avenue
New York, New York 10172

Ladies & Gentlemen:

      Anker Coal Group, Inc., a Delaware corporation (the "Company"), and each of the entities listed on Schedule II hereto (each a "Guarantor" and collectively, the "Guarantors") agrees with you as follows:

      1. Issuance of Securities. Subject to the terms and conditions set forth herein, the Company proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Chase Securities Inc. (each, an "Initial Purchaser" and collectively, the "Initial Purchasers") an aggregate of $125,000,000 principal amount of 9 3/4% Series A Senior Notes due 2007 (the "Series A Notes"). The Series A Notes are to be issued pursuant to an indenture (the "Note Indenture") to be dated as of September 25, 1997 among the Company, the Guarantors and Marine Midland Bank, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) (the Series A Notes and the Series B Notes being collectively referred to as the "Securities") will be guaranteed (the "Guarantees") on a senior unsecured basis by each of the Guarantors. As used herein, the term "Securities" shall include the Guarantees thereof whenever the context permits.

      Capitalized terms used but not defined herein shall have the meanings given to such terms in the Note Indenture.
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      The Series A Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 5, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated September 22, 1997 (the "Offering Memorandum"), relating to the Company and the Guarantors and the Series A Notes.

      Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

      "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

      You have advised the Company that you will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be "qualified institutional


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buyers," as defined in Rule 144A under the Act ("QIBs"), and to non-U.S. persons outside the United States in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser"). The QIBs and the Regulation S Purchasers are referred to herein as the "Eligible Initial Purchasers". You will offer the Series A
Notes to such QIBs and Regulation S Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

      Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date (as defined in Section 3 below), in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 9 3/4% Series B Senior Notes due 2007 (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer"), and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use their reasonable best efforts to cause such Registration Statement to be declared effective. This Purchase Agreement (the "Agreement"), the Securities, the Guarantees, the Note Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents".

      2. Agreements to Sell and Purchase. On the basis of the representations, warranties and agreements contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to you, and each of the Initial Purchasers, severally but not jointly, agrees to purchase from the Company, Series A Notes in the respective principal amount set forth opposite its name on Schedule I hereto. The purchase price for the Series A Notes shall be 97% of their principal amount. The Company shall not be obligated to deliver any of the Series A Notes except upon payment for all of the Series A Notes to be purchased as provided below.

      3. Delivery and Payment. Delivery to the Initial Purchasers of and payment for the Series A Notes shall be made at 9:00 a.m., New York City time, on September 25, 1997 (the "Closing Date") at the offices of Andrews & Kurth L.L.P., 425 Lexington Avenue, New York, New York 10017, or such other time or place as you and the Company shall designate.

      One or more of the Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs (collectively, the "Global Note") and one or more Series A Notes in definitive form registered in the names of the nominees of the Euroclear System and Cedel, S.A., having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to Regulation S Purchasers (collectively, the "Regulation S Note"), shall be delivered by or on behalf of the Company to you (or as you direct), against payment by you


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of the purchase price therefor by wire transfer of same day funds to the Company or as the Company may direct. The Global Note and Regulation S Note shall be made available to you for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

      4. Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, agrees with each of you as follows:

            (a) To advise you promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Guarantors shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b) To furnish you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by you in connection with Exempt Resales.

            (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless you shall previously have been advised thereof, been furnished a copy thereof and shall not have objected thereto after being given a reasonable period to review.

            (d) If, after the date hereof and prior to consummation of any Exempt Resales, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of your counsel, the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to amend or supplement the Offering Memorandum to comply with applicable law, forthwith to prepare an appropriate amendment or supplement to the Offering Memorandum to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law.


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            (e) To cooperate with you and your counsel in connection with the qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as you may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither the Company nor any of the Guarantors shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation in any jurisdiction where it is not now so subject.

            (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto, (ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of this Agreement and the other Operative Documents and all preliminary and final Blue Sky memoranda, (iii) the issuance and delivery by the Company and the Guarantors of the Securities, (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof),
(vii) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer, (x) the rating of the Securities by investment rating agencies, (xi) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Note Indenture and the Securities and (xii) the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents. Except as otherwise provided in this Agreement, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Series A Notes made by the Initial Purchasers.

            (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

            (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

            (i) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to use their best efforts to satisfy all conditions precedent on their part to the delivery of the Series A Notes.


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            (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to you or Eligible Initial Purchasers of the Series A Notes.

            (k) For so long as it is required to do so under the Indenture, and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any Holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such Holder, upon their request, the information required by Rule 144A(d)(4) under the Act.

            (l) So long as permitted under applicable law, to cause the Exchange Offer to be made in the appropriate form to permit registration of the Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

            (m) To comply with the Registration Rights Agreement, and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

            (n) To use their best efforts to effect the inclusion of the Series A Notes in PORTAL.

            (o) During a period of three years following the date of this Agreement, to deliver to each of you promptly upon their becoming available, copies of all current, regular and periodic reports filed by the Company and the Guarantors with the Commission or any securities exchange or with any governmental authority succeeding to any of the Commission's functions.

      5. Representations and Warranties.

            (a) The Company and each of the Guarantors, jointly and severally, represent and warrant to each of you that:

                  (i) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and at the Closing Date, the Offering Memorandum and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon in conformity with information relating to you furnished to the Company and the Guarantors in writing by you expressly for use therein. No stop order preventing the use of


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      the Preliminary Offering Memorandum or the Offering Memorandum, or any
      amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (ii) When the Series A Notes are issued and delivered pursuant to this Agreement, none of the Series A Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.

                  (iii) The Company and each the Guarantors has been duly incorporated or formed, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (iv) The entities listed on Schedule II hereto are all the subsidiaries, direct or indirect, of the Company which are Guarantors. The Company owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (except pursuant to the Credit Agreement referred to in Section 7(n) hereof); and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

                  (v) The Company and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Note Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.


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                  (vi) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery by the Initial Purchasers is a valid and binding agreement of each such person, enforceable against each such person in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution hereunder may be limited by federal or state securities laws or public policy considerations.

                  (vii) The Note Indenture has been duly authorized by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery of the Note Indenture by the Trustee, the Note Indenture when duly executed and delivered by each such person, will be the valid and binding obligation of each such person, enforceable against each such person in accordance with its terms, except to the extent that
      (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws or public policy considerations. The Note Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                  (viii) The Series A Notes have been duly authorized for issuance and sale to you by the Company pursuant to this Agreement and, assuming due authorization, execution and delivery of the Note Indenture by the Trustee and due authentication of the Series A Notes by the Trustee, the Series A Notes, when issued and authenticated in accordance with the terms of the Note Indenture and delivered against payment therefor in accordance with the terms hereof, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Note Indenture, except to the extent that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law). The Series A Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                  (ix) The Series B Notes have been duly authorized for issuance by the Company, assuming due authorization, execution and delivery of the
      Note Indenture by the Trustee and due authentication of the Series B Notes by the Trustee, the Series B Notes, and when issued and authenticated in accordance with the terms of the Note Indenture, the Registration Rights Agreement and the Exchange Offer, will be the legally valid and binding


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      obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Note Indenture, except to the extent that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law).

                  (x) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers, the Registration Rights Agreement, when duly executed and delivered by the Company and the Guarantors will be the legally valid and binding obligation of each such person, enforceable against each such person in accordance with its terms , except to the extent that (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                  (xi) Neither the Company nor any of the Guarantors is (A) in violation of its respective charter or bylaws or (B) in default in the performance of (and there exists no condition that, with notice, the passage of time (other than the expiration on October 15, 1997 of the waiver period set forth in the waiver letter, dated August 19, 1997, with the lenders under the Company's existing credit facility, relating to a default thereunder which will be extinguished and be of no further force or effect whatsoever upon the repayment of all amounts outstanding thereunder out of the proceeds of the offering of the Series A Notes) or otherwise, would constitute a default under) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties, except, in the case of (B) or
      (C), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xii) The execution, delivery and performance by the Company and each of the Guarantors of this Agreement and the other Operative Documents to which it is a party, the issuance and sale of the Securities, will not violate or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default, or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (A) the charter or bylaws of the Company or any


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      of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (C) any statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or
      (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantors and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

                  (xiii) There is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the Company's knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (B) except as disclosed in the Offering Memorandum (with respect to clause (I) below), no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses (A), (B) and (C) above, (I) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (II) would reasonably be expected to interfere with or adversely affect the issuance of the Securities or question the validity of this Agreement, the Note Indenture, the Registration Rights Agreement or any other Operative Document.

                  (xiv) There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and
      (C) to the best knowledge of the Company and its subsidiaries, no union representation question existing with respect to the employees of the Company and its subsidiaries and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law relating to


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      discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


                  (xv) In the ordinary course of its business, each of the Company and its subsidiaries conducts periodic reviews of the effect of Environmental Laws (as defined herein) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, all capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries (A) has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Surface Mining Control and Reclamation Act, as amended (the "Surface Mining Act"), the Occupational Safety and Health Act, as amended, and comparable state and local laws and other safety, health and environmental conservation or protection laws ("Environmental Laws"), the effect of which would be to cause, individually or in the aggregate, a Material Adverse Effect, or (B) lacks any notices, permits, licenses of other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such notice, permit, license or approval, the effect of which would be to cause, individually or in the aggregate, a Material Adverse Effect. Without limitation of the foregoing, there is as of the date hereof no litigation or action pending or, to the best knowledge of the Company, threatened against the Company or any of the Guarantors relating to any violation of any Environmental Laws with respect to the assets or business of the Company or any of the Guarantors which is required to be disclosed in the Offering Memorandum, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.


                  (xvi) Each of the Company and its subsidiaries is in compliance with all of the current permits ("Surface Mining Permits") held by it issued pursuant to the Surface Mining Act, or pursuant to an equivalent state regulatory program granted primacy under the provisions of 30 U.S.C. Section 1253 (collectively, "Surface Mining Laws"), including the mining plans as respects reclamation, coal processing and related activities as submitted to the Office of Surface Mining or any state equivalent agency having jurisdiction over a state program granted primacy under the provisions of 30 U.S.C. Section 1253 ("Surface Mining Enforcement Agency") to obtain the Surface Mining Permits, the failure to be in compliance with which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been subjected to or is as of the date hereof subject to any bond forfeiture, permit suspension or revocation proceedings instituted by any Surface Mining Enforcement Agency and neither the Company nor any of its subsidiaries is presently "permit-blocked" in any state or under the federal Applicant Violator System which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xvii) Each of the Company and its subsidiaries has (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, and good title to all leasehold estates described in the Offering Memorandum as being leased by it, except (i) such as are described in the Offering Memorandum, (ii) for liens for taxes not yet due and payable, (iii) for liens and encumbrances pursuant to the Credit Facility (as defined in the Offering Memorandum) and as contemplated by the Amended and Restated Credit Facility (as defined in the Offering Memorandum) or (iv) as would not, individually or in the aggregate, have a Material Adverse Effect (it being understood that liens, charges, encumbrances and restrictions that do not materially interfere with the use made or proposed to be made of such property would not have a Material Adverse Effect), (B) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would have not have a Material Adverse Effect and (C) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. The Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder, except where such default or defaults, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except to the extent described in the Offering Memorandum, the leases, options to lease or other arrangements held by the Company and the Guarantors reflect in all material respects the rights of the Company and the Guarantors to explore the unexplored and undeveloped acreage described in the Offering Memorandum. The Company and the Guarantors have exercised reasonable diligence with respect to acquiring or otherwise procuring such leases, options to lease and other arrangements, although the investigation of record title made by the Company and the Guarantors generally involved no more than a preliminary review of local records, as is customary in the industry.

                  (xviii) Each of the Company and its subsidiaries owns or possesses all patents, patent right, licenses, inventions, copyright, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by them, except where the failure to own or possess or have the ability to acquire any of the Intellectual Property would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if such assertion were sustained, would reasonably be expected to have a Material Adverse Effect.

                  (xix) All tax returns required to be filed by the Company or any of its subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided, those currently payable without penalty or interest or those the failure to pay would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries knows of any material proposed additional tax assessments against it or any of its subsidiaries.

                  (xx) Neither the Company nor any of the Guarantors (A) is, or after giving effect to the offering and sale of the Series A Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (B) is a "holding company" or a "subsidiary company" or an "affiliate" or a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xxi) Other than pursuant to the Registration Rights Agreement and the Stockholders Agreement (as defined in the Offering Memorandum), there are no holders of securities of the Company or any of the Guarantors who, by reason of the execution by the Company and each of the Guarantors of this Agreement or any other Operative Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any Guarantor register under the Act securities held by them.

                  (xxii) The authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive or similar rights. The Company had at

      June 30, 1997, an authorized and outstanding capitalization as set forth in the Offering Memorandum.

                  (xxiii) Each certificate signed by any officer of the Company or any of the Guarantors and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or Guarantors to each Initial Purchaser as to the matter covered thereby.

                  (xxiv) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (C) access to assets is permitted only in accordance with management's general or specific authorization.

                  (xxv) In accordance with customary industry practices, the Company and each of its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                  (xxvi) Neither the Company nor any of it subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities or (B) except as permitted by Regulation M under the Exchange Act or pursuant to this Agreement, since the date of the Preliminary Offering Memorandum (i) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Securities or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchaser any other securities of the Company or any of its subsidiaries.

                  (xxvii) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers or the Exempt Resales as contemplated hereby and in the Offering Memorandum assuming (A) that the purchasers who buy the Series A Senior Notes in the Exempt Resales are either QIBs or Regulation S Purchasers and (B) the accuracy of the Initial Purchasers' representations contained herein and their compliance with the agreements set forth herein. No form of general solicitation or general advertising was used by the Company or the Guarantors or any of their representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company or the Guarantors within the six-month period immediately prior to the date hereof.

                  (xxviii) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Initial Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
      Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Initial Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

                  (xxix) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business, individually or in the aggregate, nor has there occurred any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change") and there have not been dividends or distributions of any kind declared, paid or made by the Company or any of its subsidiaries (other than on a pro rata basis to the Company) on any class of its capital stock.

                  (xxx) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Series A Notes, the application of the proceeds from the issuance and sale of the Series A Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (xxxi) The accountants, Coopers & Lybrand L.L.P. and Ernst & Young LLP, who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Offering Memorandum are independent accountants within the meaning of the Act and the rules and regulations promulgated thereunder. The consolidated historical statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated, subject in the case of unaudited combined financial statements to normal year-end adjustments, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. The pro forma financial statements contained in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Agreement and the other Operative Documents. Other financial and statistical information and data (including, without limitation, with respect to production) included in the Offering Memorandum, historical and pro forma, are fairly presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                  (xxxii) Other than as contemplated by this Agreement, there are no contracts, agreement or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Series A Notes.

                  (xxxiii) The information which was supplied by the Company to John T. Boyd Company ("Boyd"), independent coal engineers, for purposes of evaluating the coal reserves of the Company and its subsidiaries as of June 1, 1997, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Boyd included in the Offering Memorandum at Annex A-2 (the "Boyd Letter"); Boyd was, as of the date of the Boyd Letter, and is, as of the date hereof, independent with respect to the Company and the Guarantors; other than normal production of the reserves, the Company is not aware of any facts or value of future net cash flows therefrom, as described in the Offering Memorandum and as reflected in the Boyd Letter and the reserve report referenced therein; estimates of such reserves as described in the Definitive Memorandum and reflected in the Boyd Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 7 under the Act.

                  (xxxiv) The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period (as defined in Regulation S) and only upon certification of beneficial ownership of the Securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act, which U.S. person will acquire an interest in a Transfer Restricted Security (as defined in the Registration Rights Agreement).

                  (xxxv) None of the Company or any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes, and the Company and its affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States.

      The Company and the Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

            (b) Each Initial Purchaser represents and warrants to the Company, the Guarantors and the other Initial Purchaser and agrees that:

                  (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                  (ii) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to non-U.S. persons outside the United States in offshore transactions in reliance upon Regulation S under the Act.

                  (iii) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, (A) it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIBs who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Regulation S Purchasers and (B) it will take reasonable steps to inform persons acquiring Series A Notes from such Initial Purchaser or its affiliates that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only
      (I)(w) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (x) in a transaction meeting the requirements of Rule 144, (y) to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (z) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests),
      (II) to the Company, (III) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

                  (v) Such Initial Purchaser agrees that it has offered the Series A Notes and will offer and sell the Series A Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes and the Closing Date, only in accordance with Rule 144A, Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Series A Notes, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

                  (vi) Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period (as defined in Regulation S) and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Securities Act, which U.S. person will acquire an interest in a Transfer Restricted Security (as defined in the Registration Rights Agreement).

                  (vii) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Series A Notes from it during the Restricted Period (as defined in Regulation S) a confirmation or notice to substantially the following effect:

            "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A or in transactions that are exempt from the registration requirements of the Securities Act) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

      Such Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Series A Notes, except with its affiliates or with the prior written consent of the Company.

                  (viii) Such Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Series A Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Series A Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series A Notes in, from or otherwise involving the United Kingdom and
      (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Series A Notes to a person who is of a kind described in
      Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (ix) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                  (x) Such Initial Purchaser agrees not to cause any advertisement of the Series A Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Series A Notes, except such advertisements as include the statements required by Regulation S.

                  (xi) Such Initial Purchaser has not taken and will not take, directly or indirectly, any action prohibited by Regulation M of the Exchange Act in connection with the offering of the Series A Notes, to the extent applicable.

      Terms used in this Section 7 that have the meanings assigned to them in Regulation S are used herein as so defined.

      Such Initial Purchaser also understands that the Company, the Guarantors and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

      6. Indemnification.

            (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each of the Initial Purchasers and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) either of the Initial Purchasers (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents and affiliates of either of the Initial Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, except (i) insofar as such losses, claims, damages, liabilities or expenses are based upon an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to such Initial Purchaser furnished in writing to the Company and the Guarantors by such Initial Purchaser expressly for use therein or (ii) the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that (A) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum (as amended or supplemented) and such statement or omission formed the basis for the claim giving rise to such loss, and (C) sufficient quantities of the Offering Memorandum were delivered to the Initial Purchasers on a timely basis. The Company and each Guarantor also agree, jointly and severally, to reimburse each Indemnified Person for the reasonable fees and expenses (including, without limitation, the reasonable fees and expenses of counsel) promptly after receipt of a bill therefor in connection with enforcing such

Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Section 6). The Company and the Guarantors shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or the Guarantors or an Indemnified Person.

            (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Person shall promptly notify the Company and the Guarantors in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantors of their obligations pursuant to this Agreement, to the extent it is not materially prejudiced as a result thereof) and the Company and the Guarantors shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid by such Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company or the Guarantors shall have failed to assume the defense and employ counsel or
(iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company or the Guarantors and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Guarantors (in which case the Company and the Guarantors shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company and the Guarantors shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by DLJ and that all such fees and expenses shall be reimbursed promptly after receipt of a bill therefor). The Company and the Guarantors shall not be liable for any settlement of any such action or proceeding settled without the Company's prior written consent, but if settled with the Company's written consent, which consent will not be unreasonably withheld, the Company and the Guarantors agree to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an indemnifying party to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than twenty (20) business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company and the Guarantors shall not, without the prior written consent of an Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

            (c) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, and the respective officers, directors, partners, employees, representatives and agents and affiliates of the Company, the Guarantors and each such controlling person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Initial Purchaser furnished in writing by such Initial Purchaser to the Company and the Guarantors expressly for use in the Offering Memorandum. In case any action or proceeding shall be brought against the Company, the Guarantors, or any such other indemnified person referred to in this Section 6(c) based on the Offering Memorandum or any amendment thereof or supplement thereto and in respect of which indemnity may be sought against an Initial Purchaser, such Initial Purchaser shall have the same rights and duties as are given to the Company and the Guarantors by Section 6(b) hereof (except that if the Company and the Guarantors shall have assumed the defense thereof, such Initial Purchaser shall not be required to do so, and in such case such Initial Purchaser may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the Company, the Guarantors and each other indemnified person referred to in this
Section 6(c) shall have the same rights and duties as are given to such Initial Purchaser by Section 6(b) hereof.

            (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and either of the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Series A Notes (net of commissions but before deducting expenses) received by the Company and the total commissions received by such Initial Purchaser bear to the total price of the Series A Notes paid in the Exempt Resales, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or any Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity set forth herein shall be in addition to any liability or obligation the indemnifying party may otherwise have to any indemnified party.

      The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, neither of the Initial Purchasers (nor the related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Series A Notes, exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

      7. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers under this Agreement are subject to the satisfaction of each of the following conditions:

            (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Guarantors shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

            (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable, on the date of this Agreement or at such later date and time as to which you may agree, and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of any of the Series A Notes; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of either of the Company or any Guarantor, threatened against, the Company or any Guarantor or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance of the Series A Notes or would have a Material Adverse Effect, or in any manner question the validity of this Agreement, the Note Indenture, the Securities or the Registration Rights Agreement; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

            (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any if its subsidiaries on any class of its capital stock (other than on a pro rata basis to the Company), and
(iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change.

            (e) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of the Company and each of the Guarantors confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 7.

            (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Simpson Thacher & Bartlett, counsel for the Company and the Guarantors to the effect that:

                  (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as described in the Offering Memorandum.

                  (ii) Each of the Guarantors listed on Schedule II hereto which is identified thereon as incorporated in the State of Delaware (the "Delaware Guarantors") has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and each such Guarantor has full corporate power and authority to conduct its business as described in the Offering Memorandum.

                  (iii) The Company and each of the Delaware Guarantors has duly authorized, executed and delivered this Agreement; and each of the Guarantors listed on Schedule II hereto which is identified thereon as incorporated in a state other than the State of Delaware (the "Non-Delaware Guarantors") has duly executed and delivered this Agreement.

                  (iv) The Company and each of the Delaware Guarantors has duly authorized, executed and delivered the Note Indenture and each of the Non-Delaware Guarantors has duly executed and delivered the Note Indenture. Assuming that the Note Indenture is the valid and legal binding obligation of the Trustee and that the Non-Delaware Guarantors have duly authorized the Note Indenture, the Note Indenture constitutes a valid and legally binding obligation of the Company and the Guarantors enforceable against each such person in accordance with its terms.

                  (v) The Series A Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Note Indenture.

                  (vi) The Guarantees to be endorsed on the Senior A Notes have been duly authorized by each Delaware Guarantor and, assuming the due authorization of the Guarantees by the Non-Delaware Guarantors and the due authentication of the Series A Notes by the Trustee and upon payment and delivery in accordance with this Agreement of the Series A Notes, will constitute a valid and legally binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms.

                  (vii) The Registration Rights Agreement has been duly authorized by the Company and each of the Delaware Guarantors. Assuming the due authorization of the Registration Rights Agreement by the Non-Delaware Guarantors, when the Registration Rights Agreement is duly executed and delivered by each such person, it will constitute a valid and legally binding obligation of each such person, enforceable against the Company and the Guarantors in accordance with its terms.

                  (viii) No registration under the Act of any of the Series A Notes, and no qualification of the Indenture under the Trust Indenture Act is required for the sale of the Series A Notes by the Company to the Initial Purchasers or the sale of the Notes by the Initial Purchasers or the initial purchasers therefrom solely in the manner contemplated by this Agreement, the Note Indenture and the Offering Memorandum.

                  (ix) The issue and sale of the Series A Notes by the Company and the compliance by the Company and the Delaware Guarantors with all of the provisions of this Agreement, the Note Indenture, the Registration Rights Agreement, the Guarantees and the Series A Notes, will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on an annexed Schedule furnished to such counsel by the Company and which the Company has represented lists all material agreements and instruments to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any Federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any Federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body that has jurisdiction over the Company or any of the Delaware Guarantors or any of their respective properties.

                  (x) The statements made in the Offering Memorandum under the caption "Description of Senior Notes," "Description of Capital Stock" and "Description of Certain Indebtedness," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

                  (xi) The Company and each of the Delaware Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Note Indenture, the Registration Rights Agreement, the Series A Notes and the Guarantees to which it is a party, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Series A Notes as provided herein.

                  (xii) The Note Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act applicable to an indenture which is qualified thereunder.

                  (xiii) Neither the Company nor any Guarantor is or, after giving effect to the offering and sale of the Series A Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Such counsel shall also state that (A) their opinions in paragraphs (iv),
(v), (vi) and (vii) are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (B) their opinion in paragraph (vii) is further subject to the qualification that the enforceability of the Company's obligations under the Registration Rights Agreement may be limited by considerations of public policy. Such counsel shall not express any opinion as to the validity, legally binding effect or enforceability of (A) any provision of the Registration Rights Agreement or any related provisions of the
Note Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture and (B) of the waiver of rights and defenses provision contained in Section 4.6 of the Note Indenture or the specific performance provisions contained in the Registration Rights Agreement.


      In addition, such counsel shall state that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum and takes no responsibility therefor, except as and to the extent set forth in paragraph (x) above. In the course of the preparation by the Company of the Offering Memorandum, such counsel participated in conferences with certain officers and employees of the Company, with representatives of Coopers & Lybrand L.L.P. and Ernst & Young LLP and with counsel to the Company. Based upon such counsel's examination of the Offering Memorandum, such counsel's investigations made in connection with the preparation of the Offering Memorandum and such counsel's participation in the conferences referred to above, such counsel has no reason to believe that the Offering Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to (i) the statements made in the Offering Memorandum under the captions entitled "Risk Factors--Government Regulation of the Mining Industry," "Risk Factors--Impact of Clean Air Act Amendments on Coal Consumption" and "Business--Regulation and Laws" and (ii) the financial statements or other financial or statistical data contained in the Offering Memorandum, including, without limitation, the Boyd Report (as defined in the Offering Memorandum).


      In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, and the General Corporation Law of Delaware and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Initial Purchasers.

      The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

            (g) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Spilman, Thomas & Battle, counsel to the Company and the Guarantors, to the effect that:

                  (i) Each of the Non-Delaware Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power to conduct its business as described in the Offering Memorandum.

                  (ii) All of the outstanding capital stock or other securities evidencing equity ownership of the Non-Delaware Guarantors are owned of record by Anker Group, Inc. To the extent of such counsel's knowledge, the ownership of such capital stock or other securities evidencing such equity ownership is free and clear of any security interest, adverse claim of ownership, lien or limitation on dispositive or voting rights, except (A) as otherwise disclosed in an annexed schedule and (B) for such liens and encumbrances as are contemplated by the Credit Agreement. All of such securities have been duly authorized, validly issued, are fully paid and nonassessable and, to the extent of such counsel's knowledge, were not issued in violation of any preemptive or similar rights. To the extent of such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of any Non-Delaware Guarantor.

                  (iii) All necessary corporate action has been taken to duly authorize each of the Non-Delaware Guarantors to enter into and perform its obligations under the Purchase Agreement, the Note Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party.

                  (iv) The execution, delivery and performance of the Operative Documents to which each Non-Delaware Guarantor is a party (A) does not violate its respective charter or bylaws, (B) to the extent of such counsel's knowledge, does not constitute a default in the performance of any bond, debenture, note, other evidence of indebtedness, indenture, mortgage, deed of trust or other material agreement to which it is a party or by which it is bound or to which any of its properties is subject, or
      (C) does not violate any applicable law, statute, rule, regulation, or, to the extent of such counsel's knowledge, any judgment or court decree, applicable to any of the Non-Delaware Guarantors; except for, in the case of (B) and (C), any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (v) To the extent of such counsel's knowledge, except as disclosed on an annexed schedule, there are no actions, suits or proceedings, including arbitration proceedings pending against or affecting any of the Non-Delaware Guarantors before any West Virginia court or Federal District Court sitting in West Virginia or any West Virginia governmental department or agency, or threatened against any of them, which, if adversely determined against them, would have a Material Adverse Effect.

                  (vi) The statements in the Offering Memorandum under the captions "Risk Factors--Government Regulation of the Mining Industry," "Risk Factors--Impact of Clean Air Act Amendments on Coal Consumption" and "Business--Regulation and Laws," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly and accurately summarize in all material respects the information set forth therein with respect to such legal matters, documents or proceedings.

      In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of West Virginia and Virginia, and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and any of the Non-Delaware Guarantors and public officials which are furnished to the Initial Purchasers.

      The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

            (h) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of a counsel to the Company and the Guarantors (satisfactory to you and your counsel) substantially to the effect set forth in Section 7(g)(ii), as applicable, with respect to the Delaware Guarantors.

      In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the General Corporation Law of Delaware and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and any of the Delaware Guarantors and public officials which are furnished to the Initial Purchasers.

      The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

            (i) You shall have received an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

            (j) At the time this Agreement is executed and delivered by the Company and the Guarantors and on the Closing Date, you shall have received letters, substantially in the forms previously approved by you, from each of Coopers & Lybrand L.L.P. and Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

            (k) The Initial Purchasers and Andrews & Kurth L.L.P. shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

            (l) Prior to the Closing Date, the Company and the Guarantors shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (m) The Company, the Guarantors and the Trustee shall have entered into the Note Indenture and you shall have received counterparts, conformed as executed, thereof.

            (n) The Company and the Guarantors shall have entered into the Amended and Restated Credit Facility (the "Credit Agreement") and you shall have received counterparts, conformed as executed, thereof.

            (o) The Company and the Guarantors shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

      All opinions, certificates, letters and other documents required by this
Section 7 to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company and the Guarantors will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

      8. Defaults. If, on the Closing Date, either of the Initial Purchasers shall fail or refuse to purchase Series A Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Series A Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Series A Notes that both of the Initial Purchasers are obligated to purchase on such Closing Date, the non-defaulting Initial Purchaser shall be obligated to purchase the amount of such Series A Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase. If, on the Closing Date, either of the Initial Purchasers shall fail or refuse to purchase Securities in an aggregate principal amount that exceeds 10% of such total principal amount and arrangements satisfactory to the other Initial Purchaser and the Company for the purchase of such Series A Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or the Company and the Guarantors, except as otherwise provided in Section 9. In any such case that does not result in termination of this Agreement, the Initial Purchasers or the Company may postpone the Closing Date for not longer than seven (7) days in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Initial Purchaser from liability in respect of any default by any such Initial Purchaser under this Agreement.

      9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

      This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) subsequent to the date information is provided in the Offering Memorandum, any Material Adverse Change which, in your judgment, materially impairs the investment quality of any of the Series A Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes,

(iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or market, (iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes, (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect, or (vii) any securities of the Company or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

      The indemnities and contribution provisions and the other agreements, representations and warranties of the Company and the Guarantors, their respective officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of either of the Initial Purchasers or by or on behalf of the Company and the Guarantors, the officers or directors of the Company or the Guarantors or controlling person of the Company or the Guarantors, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

      If this Agreement shall be terminated by the Initial Purchasers pursuant to clauses (i) or (vii) of the second paragraph of this Section 9 or because of the failure or refusal on the part of the Company or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Guarantors agree to reimburse you for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company and the Guarantors shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, any indemnified party referred to in Section 6 hereof and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Series A Notes from any of the Initial Purchasers merely because of such purchase.

      10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company or any Guarantor, 2708 Cranberry Square, Morgantown, West Virginia 26505, Attention: P. Bruce Sparks, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: John Tehan, Esq., and (b) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10127, Attention: Michael Johnson, with a copy to Andrews & Kurth L.L.P., 425

Lexington Avenue, New York, New York 10017, Attention: Allan Reiss, Esq., or in any case to such other address as the person to be notified may have requested in writing.

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      Please confirm that the foregoing correctly sets forth the Agreement among the Company, the Guarantors and the Initial Purchasers.

                                     Very truly yours,

                                     ANKER COAL GROUP, INC.


                                     By: /s/ BRUCE SPARKS
                                        ----------------------------------
                                        Name: Bruce Sparks
                                        Title: Executive Vice President


                                     ANKER GROUP, INC.


                                     By: /s/ BRUCE SPARKS
                                        ----------------------------------
                                        Name: Bruce Sparks
                                        Title: Executive Vice President


                                     EACH OTHER ENTITY LISTED ON
                                       SCHEDULE II HERETO


                                     By: /s/ MICHAEL M. MATESIC
                                        ----------------------------------
                                        Name: Michael M. Matesic
                                        Title: Treasurer


Accepted and agreed to as of
the date first above written:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION



By: /s/ WILLIAM J. R. WILSON
----------------------------------
   Name: William J. R. Wilson
   Title: Vice President


CHASE SECURITIES INC.



By: /s/ DANIEL P. TREDWELL
----------------------------------
   Name: Daniel P. Tredwell
   Title: Managing Director

                                   SCHEDULE I

                                                                Principal Amount

Donaldson, Lufkin & Jenrette
  Securities Corporation.........................................   $ 68,750,000
Chase Securities Inc.............................................     56,250,000
                                                                    ------------

        Total....................................................   $125,000,000
                                                                    ============

                                   SCHEDULE II

Company                                                   State of Incorporation

Anker Group, Inc.                                         Delaware

Anker Energy Corporation                                  Delaware

Bronco Mining Company, Inc.                               West Virginia

Anker Power Services, Inc.                                West Virginia

Anker West Virginia Mining Company, Inc.                  West Virginia

Juliana Mining Company, Inc.                              West Virginia

King Knob Coal Co., Inc.                                  West Virginia

Vantrans, Inc.                                            Delaware

Melrose Coal Company, Inc.                                West Virginia

Marine Coal Sales Company                                 Delaware

Hawthorne Coal Company, Inc.                              West Virginia

Upshur Property, Inc.                                     Delaware

Heather Glen Resources, Inc.                              West Virginia

New Allegheny Land Holding Company, Inc.                  West Virginia

Patriot Mining Company, Inc.                              West Virginia

Vindex Energy Corporation                                 West Virginia

Anker Virginia Mining Company, Inc.                       Virginia